EXHIBIT 32.1
CERTIFICATION
     Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Hollings C. Renton, Chairman of the Board, President and Chief Executive Officer of Onyx Pharmaceuticals, Inc. (the “Company”), and Gregory W. Schafer, Vice President and Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:
1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.
Dated: May 9, 2007

/s/ Hollings C. Renton
Hollings C. Renton
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)